EXHIBIT 23.2 - Consent of PricewaterhouseCoopers LLP


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
International Uranium Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 25, 1999 relating to the financial statements and financial statement schedules, which appears in International Uranium Corporation's Annual Report on Form 20-F for the year ended September 30, 1999.

                                           PricewaterhouseCoopers LLP

October 17, 2000